UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

AMC ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8747	43-1304369
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

5.875% Senior Subordinated Notes due 2022 and Indenture

On February 7, 2014, AMC Entertainment Inc. (the “Company”) issued $375,000,000 aggregate principal amount of its 5.875% Senior Subordinated Notes due 2022 (the “Senior Subordinated Notes”), which mature on February 15, 2022, pursuant to an indenture, dated as of February 7, 2014, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Indenture”). A copy of the Indenture has been filed as Exhibit 4.1 hereto and is incorporated by reference herein. The Indenture provides that the Senior Subordinated Notes are general unsecured senior subordinated obligations of the Company and are fully and unconditionally guaranteed on a joint and several senior subordinated unsecured basis by all of the Company’s existing and future subsidiaries that guarantee the Company’s other indebtedness.

The Company will pay interest on the Senior Subordinated Notes at 5.875% per annum, semi-annually in arrears on February 15 and August 15, commencing on August 15, 2014.

The Company may redeem some or all of the Senior Subordinated Notes at any time on or after February 15, 2017, at the redemption prices set forth in the Indenture. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Senior Subordinated Notes using net proceeds from certain equity offerings completed on or prior to February 15, 2017. The Company may redeem some or all of the notes at any time prior to February 15, 2017 at a redemption price equal to 100% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption, plus an applicable make-whole premium.

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional indebtedness, including additional senior indebtedness; (ii) pay dividends on or make other distributions in respect of its capital stock; (iii) purchase or redeem capital stock; (iv) create liens ranking pari passu in right of payment with or subordinated in right of payment to the Senior Subordinated Notes, (v) enter into certain transactions with its affiliates; and (vi) merge or consolidate with other companies or transfer all or substantially all of its assets. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Subordinated Notes to be due and payable immediately.

Registration Rights Agreement

On February 7, 2014, in connection with the issuance of the Senior Subordinated Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of the Senior Subordinated Notes. A copy of the Registration Rights Agreement is filed as Exhibit 4.2 hereto and is incorporated by reference herein.

Subject to the terms of the Registration Rights Agreement, among other things, within 120 days after the issue date of the Senior Subordinated Notes, the Company will file one or more registration statements pursuant to the Securities Act of 1933, as amended, relating to notes (the “Exchange Notes”) having substantially identical terms as the Senior Subordinated Notes as part of offers to exchange freely tradable Exchange Notes for Senior Subordinated Notes and will use its commercially reasonable efforts to cause the registration statement(s) to become effective within 210 days after the issue date of the Senior Subordinated Notes.

If the Company fails to meet these requirements, among others (such event, a “Registration Default”), a special interest rate will accrue on the principal amount of Senior Subordinated Notes from and including the date on which such Registration Default shall occur to the date such Registration Default has been cured. Special interest will accrue at a rate of $0.192 per week per $1,000 principal amount of Senior Subordinated Notes.

Tender Offer and Consent Solicitation

On February 7, 2014, the Company accepted for purchase its 8.75% Senior Notes due 2019 (the “2019 Notes”) (the “Initial Payment Date”) that were validly tendered (or defective tender waived by the Company) and not revoked on or prior to 5:00 p.m., New York City time, on January 29, 2014 (the “Consent Date”) pursuant to its previously announced tender offer (“Tender Offer”) and consent solicitation (“Consent Solicitation”) with respect to the 2019 Notes. Approximately $464.0 million, or 77.3% of the outstanding principal amount of the 2019 Notes, were validly tendered (or defective tender waived by the Company) and not withdrawn in the Tender Offer on or prior to the

Consent Date. The Company also received the requisite consents for the execution of the Sixth Supplemental Indenture (as defined below) on or prior to the Consent Date. The remaining conditions upon which the consummation of the Tender Offer and Consent Solicitation are subject have also been satisfied. As a result, on February 7, 2014, the Company paid the total consideration of $1,068.75 per $1,000.00 in principal amount of the 2019 Notes to holders who validly tendered (or defective tender waived by the Company) and did not revoke their 2019 Notes prior to the Consent Date, plus accrued and unpaid interest up to, but not including, the date of payment, for an aggregate amount of approximately $503.3 million, and the Sixth Supplemental Indenture became operative.

Supplemental Indenture to the 2019 Notes Indenture

In connection with the Initial Payment Date of the Tender Offer and the Consent Solicitation, on February 7, 2014, the Company amended the Indenture, dated as of June 9, 2009 (as amended, supplemented, waived or otherwise modified, the “2019 Notes Indenture”) among the Company, the guarantors named therein and U.S. Bank National Association, as trustee, pursuant to a Sixth Supplemental Indenture dated as of February 7, 2014, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Sixth Supplemental Indenture”). The Sixth Supplemental Indenture amended the 2019 Notes Indenture by eliminating substantially all of the restrictive covenants and certain events of default and other related provisions contained in the 2019 Notes Indenture. In connection with the Initial Payment Date, the Sixth Supplemental Indenture became operative on February 7, 2014. A copy of the Sixth Supplemental Indenture is filed as Exhibit 4.3 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 under the caption “5.875% Senior Subordinated Notes due 2022 and the Indenture” above is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 1.01 under the caption “Supplemental Indenture to the 2019 Notes Indenture” above is incorporated by reference into this Item 3.03.

Item 8.01 Other Events

The information set forth in Item 1.01 under the caption “Tender Offer and Consent Solicitation” above is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are being filed herewith:

Exhibit No.	Description
4.1

Indenture, dated as of February 7, 2014, respecting AMC Entertainment Inc.’s 5.875% Senior Subordinated Notes due 2022, among AMC Entertainment Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2

Registration Rights Agreement, dated February 7, 2014, respecting AMC Entertainment Inc.’s 5.875% Senior Subordinated Notes due 2022, among the AMC Entertainment Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of the 5.875% Senior Subordinated Notes due 2022.

4.3	Sixth Supplemental Indenture, dated February 7, 2013, respecting AMC Entertainment Inc.’s 8.75% Senior Notes due 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.
Date:	February 10, 2014	By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture, dated as of February 7, 2014, respecting AMC Entertainment Inc.’s 5.875% Senior Subordinated Notes due 2022, among AMC Entertainment Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2

Registration Rights Agreement, dated February 7, 2014, respecting AMC Entertainment Inc.’s 5.875% Senior Subordinated Notes due 2022, among the AMC Entertainment Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of the 5.875% Senior Subordinated Notes due 2022.

4.3	Sixth Supplemental Indenture, dated February 7, 2013, respecting AMC Entertainment Inc.’s 8.75% Senior Notes due 2014.